                                                                   EXHIBIT 10.34


                            INCENTIVE STOCK OPTION

                                Non-transferable

                                  G R A N T TO

                         -----------------------------
                                (the "Optionee")

     the right to purchase from CTI Molecular Imaging, Inc. (the "Company")

                                  -----------

 shares of its common stock, $0.01 par value, at the price of $_____ per share pursuant to and subject to the provisions of the CTI Molecular Imaging, Inc. 2002 Stock Option Plan (the "Plan") and to the terms and conditions set forth on the following page.

[USE THE FOLLOWING SENTENCE HERE IF THE OPTIONEE HAS BEEN EMPLOYED 10 OR MORE YEARS AS OF THE DATE OF GRANT:]

The Options are fully vested and exercisable as to all of the Option Shares as of the Grant Date.

[OTHERWISE USE THE FOLLOWING LEAD-IN AND INSERT THE APPROPRIATE TABLE BELOW:]

Unless vesting is accelerated in accordance with the Plan or in the discretion of the Committee, the Options shall vest (become exercisable) in accordance with the following schedule:

[INSERT THIS TABLE IF OPTIONEE HAS BEEN EMPLOYED BETWEEN 5 AND 10 YEARS AS OF THE GRANT DATE AND DELETE THE OTHER TABLE.]

                       Date                          Cumulative Number of
                                                     Option Shares Vested
                       ----                          --------------------
                    Grant Date                                __%
          1st Anniversary of Grant Date                       __%
          2nd Anniversary of Grant Date                       __%

[INSERT THIS TABLE IF OPTIONEE HAS BEEN EMPLOYED LESS THAN 5 YEARS AS OF THE GRANT DATE AND DELETE THE OTHER TABLE.]

                       Date                          Cumulative Number of
                                                     Option Shares Vested
                       ----                          --------------------
                    Grant Date                                __%
          1st Anniversary of Grant Date                       __%
          2nd Anniversary of Grant Date                       __%
          3rd Anniversary of Grant Date                       __%

IN WITNESS WHEREOF, CTI Molecular Imaging, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed as of the Grant Date.

                                    CTI MOLECULAR IMAGING, INC.



                                    By:
                                        ---------------------------------------
                                    Its:  Authorized Officer



                                    Grant Date:
                                                 ------------------------------



                                    Accepted by Optionee:
                                                          ---------------------

TERMS AND CONDITIONS

         1. Grant of Option. CTI Molecular Imaging, Inc. (the "Company") hereby grants to the Optionee named on Page 1 hereof ("Optionee"), under the CTI Molecular Imaging, Inc. 2002 Long-Term Incentive Plan (the "Plan"), stock options to purchase from the Company (the "Options"), on the terms and on conditions set forth in this agreement (this "Agreement"), the number of shares indicated on Page 1 of the Company's $0.01 par value common stock, at the exercise price per share set forth on Page 1. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

         2. Vesting of Options. The Option shall vest (become exercisable) in accordance with the schedule shown on Page 1 of this Agreement. Notwithstanding the foregoing vesting schedule, upon Optionee's death or Disability during his or her Continuous Status as a Participant, or if Optionee's employment is terminated by the Company without Cause or by Optionee for Good Reason within two years after the effective date of a Change of Control, all Options shall become fully vested and exercisable.

         For purposes of computing the number of Option Shares that Optionee has a right to acquire by exercise of these Options, fractional Shares shall be disregarded and the next higher whole number of Shares shall be used, rounding all fractions upward.

         3. Period of Options and Limitations on Right to Exercise. The Options will, to the extent not previously exercised, lapse upon the earliest to occur of the following circumstances:

         (a) 5:00 p.m., Eastern Time, on the tenth anniversary of the Grant Date (the "Expiration Date").

         (b) Three months after the termination of Optionee's Continuous Status as a Participant for any reason other than (i) for Cause or (ii) by reason of Optionee's death or Disability.

         (c) Twelve months after the date of the termination of Optionee's Continuous Status as a Participant by reason of Disability.

         (d) Twelve months after the date of Optionee's death, if Optionee dies while employed, or during the three-month period described in subsection (b) above or during the twelve-month period described in subsection (c) above and before the Options otherwise lapse. Upon Optionee's death, the Options may be exercised by Optionee's beneficiary designated pursuant to the Plan.

         (e) Thirty days after the date of the termination of Optionee's Continuous Status as a Participant if such termination is for Cause.

         The Board may, prior to the lapse of the Options under the circumstances described in paragraphs (b), (c), (d) or (e) above, extend the time to exercise the Options as determined by the Board in writing, but if the Options are so extended and are exercised after the dates specified in subsections (b) or (c) above, the Options will automatically become Non-Qualified Stock Options. If Optionee returns to employment with the Company during the designated post-termination exercise period, then Optionee shall be restored to the status Optionee held prior to such termination but no vesting credit will be earned for any period Optionee was not in Continuous Status as a Participant. If Optionee or his or her beneficiary exercises an Option after termination of service, the Options may be exercised only with respect to the Shares that were otherwise vested on Optionee's termination of service.

         4. Exercise of Option. The Options shall be exercised by (a) written notice directed to the Secretary of the Company or his or her designee at the address and in the form specified by the Secretary from time to time and
(b) payment to the Company in full for the Shares subject to such exercise (unless the exercise is a broker-assisted cashless exercise, as described below). If the person exercising an Option is not Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. Payment for such Shares shall be in (a) cash, (b) Shares previously acquired by the purchaser, which have been held by the purchaser for at least six months, or (c) any combination thereof, for the number of Shares specified in such written notice. The fair market value of surrendered Shares for this purpose shall be the Fair Market Value, calculated as provided in the Plan, as of the last trading day immediately prior to the exercise date. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and the Company's adoption of such program in connection with the Plan, the Options may be exercised through a broker in a so-called "cashless exercise" whereby legal title to the Option Shares passes to Optionee upon the exercise date, and the broker sells the Option Shares on behalf of Optionee and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company and the exercise price shall be delivered to the Company on the settlement date.

         5. Beneficiary Designation. Optionee may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of Optionee hereunder and to receive any distribution with respect to the Options upon Optionee's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Agreement and the Plan, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives Optionee, the Options may be exercised by the legal representative of Optionee's estate, and payment shall be made to Optionee's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by Optionee at any time provided the change or revocation is filed with the Company.

         6. Limitation of Rights. The Options do not confer to Optionee or Optionee's beneficiary designated pursuant to Paragraph 5 any rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with the exercise of the Options. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Optionee's service at any time, nor confer upon Optionee any right to continue in the service of the Company or any Affiliate.

         7. Stock Reserve. The Company shall at all times during the term of this Agreement reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

         8. Restrictions on Transfer and Pledge. No right or interest of Optionee in the Options may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of Optionee to any other party other than the Company or an Affiliate. The Options are not assignable or transferable by Optionee other than by will or the laws of descent and distribution. The Options may be exercised during the lifetime of Optionee only by Optionee.

         9. Restrictions on Issuance of Shares. If at any time the Committee shall determine in its discretion, that registration, listing or qualification of the Shares covered by the Options upon any Exchange or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the exercise of the Options, the Options may not be exercised in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

         10. Notification of Disposition. Optionee agrees to notify the Company in writing within 30 days of any disposition of Shares acquired by Optionee pursuant to the exercise of Options, if such disposition occurs within two years of the Grant Date, or one year of the date of exercise, of the Options. The Company has the authority and the right to deduct or withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required by law to be withheld with respect to any disposition of Shares prior to the expiration of two years of the Grant Date, or one year of the date of exercise, of the Options.

         11. Interpretation. It is the intent of the parties hereto that the Options qualify for incentive stock option treatment pursuant to, and to the extent permitted by, Section 422 of the Code. All provisions hereof are intended to have, and shall be construed to have, such meanings as are set forth in applicable provisions of the Code and Treasury Regulations to allow the Options to so qualify. To the extent that such any portion of the Options fail to qualify for incentive stock option treatment pursuant to Section 422 of the Code, such nonqualifying portion of the Options shall be Non-Qualified Stock Options, governed under Section 83 of the Code.

         12. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

         13. Successors. This Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.

         14. Severability. If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

         15. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to:

                  CTI Molecular Imaging, Inc.
                  810 Innovation Drive
                  Knoxville, Tennessee  37932
                  Attn: Secretary

or any other address designated by the Company in a written notice to Optionee. Notices to Optionee will be directed to the address of Optionee then currently on file with the Company, or at any other address given by Optionee in a written notice to the Company.